UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 9, 2015
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.03. Material Modification to Rights of Security Holders.

On September 9, 2015, we entered into Amendment No. 2 to the Tax Benefit Preservation Plan (the “TBPP”) between us and Computershare Trust Company, N.A., as rights agent. The TBPP, which is designed to preserve our substantial tax assets, was originally entered into in September 2009, was amended by Amendment No. 1 effective September 11, 2012, and was scheduled to expire at the close of business on September 30, 2015. Amendment No. 2 to the TBPP, which was unanimously approved by our Board of Directors, extends the expiration date of the TBPP to September 30, 2018 (subject to other earlier termination events, including final adjournment of our 2016 annual meeting of shareholders if shareholder approval of the extension has not been received prior to that time).

The original TBPP is described in and included as an exhibit to our Current Report on Form 8-K filed September 11, 2009. Amendment No. 1 to the TBPP is described in and included as an exhibit to our Current Report on Form 8-K filed September 11, 2012. Amendment No. 2 to the TBPP is filed as Exhibit 4 hereto and our news release announcing the extension of the TBPP is filed as Exhibit 99 hereto, and each is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 4	Amendment No. 2 to TBPP	Filed with this Report

Exhibit 99	News release dated September 11, 2015	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: September 11, 2015	By:	/s/ Bradley M. Gayton
Bradley M. Gayton
Secretary

*
Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 4	Amendment No. 2 to TBPP

Exhibit 99	News release dated September 11, 2015